Exhibit 99.1

NUTRISYSTEM, INC. REPORTS SECOND QUARTER 2010 REVENUES OF $142 MILLION AND DILUTED EPS OF $0.40

Announces Quarterly Dividend of $0.175 per Share

Fort Washington, PA - July 29, 2010-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the second quarter of 2010. Highlights for the second quarter ended June 30, 2010 include:

  Revenues of $141.6 million, an increase of 8% as compared to $131.0 million for Q2 2009;
  Operating income from continuing operations of $20.0 million, an increase of 68% as compared to $11.9 million for Q2 2009;
  Net income of $12.6 million, an increase of 43% as compared to $8.8 million for Q2 2009;
  Adjusted EBITDA of $26.2 million, an increase of 57% as compared to $16.6 million for Q2 2009. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), equity and impairment loss, interest, income (taxes) benefit and depreciation and amortization;
  Fully diluted earnings per share of $0.40, an increase of 43% as compared to $0.28 in the second quarter of 2009; and
  Cash, cash equivalents and marketable securities of $88.9 million at June 30, 2010 with no debt and $200 million available under its credit agreement, as compared to $62.2 million in cash, cash equivalents and marketable securities at December 31, 2009 with no debt and $200 million available under its credit agreement .

"Strength in new customer growth coupled with continued improvements in marketing efficiency led the way, as we exceeded nearly all prior year metrics in the second quarter," stated Chairman and Chief Executive Officer Joe Redling.

"We had a 240 basis point improvement in gross margin based on reductions in our cost of goods sold and we expect this margin to be sustainable for the remainder of the year," said David Clark, Chief Financial Officer.

The Board of Directors declared a quarterly dividend of $0.175 per share, payable August 19, 2010, to shareholders of record as of August 9, 2010. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

"We remain committed to returning value to shareholders as evidenced by the continuation of our dividend. Furthermore, during the second quarter and through July 28, 2010 the Company utilized a portion of our cash balances to repurchase $69.5 million of our own stock, allowing us to retire approximately 10% of our outstanding shares," added Clark. "We are very encouraged by our second quarter performance, however uncertainty in the macro environment and the seasonality of the business lead us to be cautious regarding the outlook for the balance of the year. Based on the share repurchases and current business trends we are raising the lower end of our full year diluted EPS guidance to $1.07 per share while maintaining the upper end of guidance at $1.12 per share."

Conference Call and Webcast

Management will host a webcast to discuss second quarter 2010 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of Nutrisystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 866-831-9862 (outside US/Canada 706-758-5226), the conference ID is 89173412. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight management products and services. Nutrisystem is sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the clinically tested Nutrisystem D plan, designed to help people with type 2 diabetes who want to lose weight. The Nutrisystem program is based on more than 35 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying high-fiber, good carbohydrate meals that are heart healthy. Nutrisystem was named the "Best Value" of the six most popular commercial diet programs by SmartMoney magazine in January 2010. The program has no membership fees and provides 24/7 weight management support by trained weight loss coaches and online weight management tools free of charge. In 2010 Internet Retailer magazine recognized Nutrisystem as one of the top two overall online retailers in the Food and Drug category, and as number 56 of the top 500 online retailers overall. Nutrisystem proudly supports the American Diabetes Association in its Movement to Stop Diabetes and WomenHeart, The National Coalition for Women with Heart Disease, in its mission to bring about a greater awareness of the link between heart disease and obesity. For more information or to become a customer visit http://www.nutrisystem.com or call 1-800-435-4074.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for the third quarter of 2010 and the full year 2010, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations Nutrisystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)
	Three Months Ended June 30, __________________________		Six Months Ended June 30, _______________________
	2010	2009	2010	2009

REVENUE	$ 141,634	$ 131,000	$ 300,464	$ 292,779

COSTS AND EXPENSES:
Cost of revenue	61,792	60,304	133,931	135,776
Marketing	37,223	35,372	93,828	82,216
General and administrative	19,662	20,923	38,917	42,476
Depreciation and amortization	2,940	2,499	5,931	4,950
Total costs and expenses	121,617	119,098	272,607	265,418
Operating income from continuing operations	20,017	11,902	27,857	27,361
OTHER INCOME (EXPENSE)	-	281	(35)	190
EQUITY AND IMPAIRMENT LOSS	-	(3,610)	-	(4,000)
INTEREST INCOME (EXPENSE), net	48	(47)	104	(96)
Income from continuing operations before income taxes	20,065	8,526	27,926	23,455
INCOME TAXES (BENEFIT)	7,385	(591)	10,347	5,019
Income from continuing operations	12,680	9,117	17,579	18,436
DISCONTINUED OPERATIONS:
Loss on discontinued operations, net of income tax benefit	(89)	(338)	(187)	(815)
Net income	$ 12,591	$ 8,779	$ 17,392	$ 17,621

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.41	$ 0.30	$ 0.56	$ 0.60
Loss on discontinued operations	(0.01)	(0.01)	(0.01)	(0.03)
Net income	$ 0.40	$ 0.29	$ 0.55	$ 0.57
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.40	$ 0.29	$ 0.56	$ 0.60
Loss on discontinued operations	-	(0.01)	(0.01)	(0.03)
Net income	$ 0.40	$ 0.28	$ 0.55	$ 0.57
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,721	29,399	29,714	29,358
Diluted	30,105	29,648	30,070	29,590
Dividends declared per common share	$ 0.18	$ 0.18	$ 0.35	$ 0.35

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)
	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 58,294	$ 31,864
Marketable securities	30,637	30,324
Receivables	12,874	12,932
Inventories, net	23,893	52,012
Prepaid income taxes	964	2,420
Deferred income taxes	2,479	2,756
Other current assets	6,686	10,659
Current assets of discontinued operations	266	648
Total current assets	136,093	143,615

FIXED ASSETS, net	33,868	20,984
OTHER ASSETS	6,241	5,752
NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS	350	436
	$ 176,552	$ 170,787
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 41,948	$ 32,246
Accrued payroll and related benefits	4,012	1,088
Deferred revenue	1,195	3,710
Other accrued expenses and current liabilities	5,493	2,653
Current liabilities of discontinued operations	317	577
Total current liabilities	52,965	40,274
NON-CURRENT LIABILITIES	5,389	1,550
Total liabilities	58,354	41,824

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,465,209 at June 30, 2010 and 30,949,784 at December 31, 2009)	28	29
Additional paid-in capital	-	6,515
Retained earnings	118,254	122,503
Accumulated other comprehensive loss	(84)	(84)
Total stockholders' equity	118,198	128,963
	$ 176,552	$ 170,787

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30, ~~-------------------------------------~~
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 17,392	$ 17,621
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operations	187	815
Depreciation and amortization	5,931	4,950
Loss on disposal of fixed assets	65	29
Share-based expense	5,379	4,251
Deferred income tax benefit	(329)	(945)
Equity and impairment loss	-	4,000
Changes in operating assets and liabilities:
Receivables	62	9,136
Inventories, net	28,119	21,084
Other assets	4,360	1,117
Accounts payable	7,558	(2,199)
Accrued payroll and related benefits	2,924	881
Deferred revenue	(2,515)	(3,366)
Income taxes	1,455	(4,792)
Other accrued expenses and liabilities	1,207	887
Net cash provided by operating activities of continuing operations	71,795	53,469
Net cash used in operating activities of discontinued operations	(243)	(505)
Net cash provided by operating activities	71,552	52,964
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(313)	(10,000)
Capital additions	(11,271)	(5,105)
Net cash used in investing activities of continuing operations	(11,584)	(15,105)
Net cash used in investing activities of discontinued operations	(38)	(74)
Net cash used in investing activities	(11,622)	(15,179)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	105	332
Equity compensation awards, net	(1,793)	(322)
Payment of dividends	(10,855)	(10,656)
Repurchase and retirement of common stock	(21,262)	(1,939)
Net cash used in financing activities	(33,805)	(12,585)
Effect of exchange rate changes on cash and cash equivalents	10	171
NET INCREASE IN CASH AND CASH EQUIVALENTS	26,135	25,371
CASH AND CASH EQUIVALENTS, beginning of period	32,364	38,631

CASH AND CASH EQUIVALENTS, end of period	58,499	64,002
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS, end of period	205	963
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 58,294	$ 63,039

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Adjusted EBITDA	$ 26,152	$ 16,611	$ 39,084	$ 36,562
Non-cash employee compensation
expense	(3,195)	(2,210)	(5,296)	(4,251)
Other income (expense)	-	281	(35)	190
Equity and impairment loss	-	(3,610)	-	(4,000)
Interest income (expense), net	48	(47)	104	(96)
Income (taxes) benefit	(7,385)	591	(10,347)	(5,019)
Depreciation and amortization	(2,940)	(2,499)	(5,931)	(4,950)
Income from continuing operations	$ 12,680	$ 9,117	$ 17,579	$ 18,436

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), equity and impairment loss, interest, income (taxes) benefit and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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